INVESCO INCOME ALLOCATION FUND                                     SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        16

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $1,001

        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $107
          Class C               $338
          Class R               $ 15
          Class Y               $ 10
          Institutional Class   $ --

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               0.1882
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               0.1531
          Class C               0.1531
          Class R               0.1765
          Class Y               0.2000
          Institutional Class   0.2000

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               5,427

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                 684
          Class C               2,206
          Class R                  94
          Class Y                  55
          Institutional Class       1

74V.    1 Net asset value per share (to nearest cent)
          Class A               $9.02

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $9.03
          Class C               $9.03
          Class R               $9.02
          Class Y               $9.02
          Institutional Class   $9.02